Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, Advisiry Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, Advisiry Partners, 212.750.5800, lynn.morgen@advisiry.com
Ameresco Reports Second Quarter 2019 Financial Results

- Positioned for Strong Second Half Revenue and Earnings Comparisons -
- Reaffirms Full Year 2019 Guidance -
- Contracted Backlog and Assets in Development Support Future Growth -

Second Quarter 2019 Financial Highlights:

•	Revenues of $198.2 million

•	Net income attributable to common shareholders of $9.2 million

•	Net income per diluted share of $0.19

•	Adjusted EBITDA of $23.6 million

•	Placed 14MWe of assets into operations

FRAMINGHAM, MA - August 8, 2019 - Ameresco, Inc. (NYSE:AMRC), a leading energy solutions provider today announced financial results for the fiscal quarter ended June 30, 2019. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“Second quarter results reflected solid execution in our smart energy solutions, while we continued to develop and place in operation an increasing number of energy assets,” said George P. Sakellaris, President and Chief Executive Officer. “We developed highly-complex projects for government and commercial clients, moved forward with the development of several large energy assets, and reached a milestone of over 100MW of Company-owned solar assets in operation during the quarter.

“Our recently-commissioned Parris Island project for the US Marine Corp highlights the increased demand for comprehensive smart energy solutions driven not only by cost savings, but also by reliability and resiliency requirements. We expect these types of projects, which involve advanced energy technology knowhow, to continue to drive Ameresco’s revenue opportunities as few companies have our level of expertise and experience in delivering the requisite solutions. Our regional teams are engaged in both winning smart energy projects and identifying additional distributed energy asset opportunities, enabling us to leverage our expertise across our entire geographic footprint. At the end of the second quarter, we had over

250MWe of energy assets in various stages of development across diversified geographies in the U.S. and Canada.

“Key first half 2019 metrics that provide visibility and support our long-term growth outlook were robust, namely contracted backlog, which increased 16% from year-ago levels, and energy assets in development, which more than doubled year-over-year.”

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Revenues were $198.2 million, compared to $197.0 million last year, in line with our expectations of modest growth across our platforms. Operating income was $13.1 million, compared to $14.0 million. Net income attributable to common shareholders was $9.2 million, compared to $8.7 million, and non-GAAP net income was $8.6 million, compared to $8.4 million. Net income per diluted share was $0.19 and non-GAAP EPS was $0.18, each flat year-over-year. Adjusted EBITDA, a non-GAAP financial measure, was $23.6 million, compared to $21.4 million. Cash flows used in operating activities were $51.2 million, compared to $20.1 million, and adjusted cash used in operations, a non-GAAP financial measure, was $8.0 million, compared to adjusted cash from operations of $13.0 million.

Backlog and Awards
Total project backlog at June 30, 2019 was $2.0 billion and was comprised of the following:

•
$789 million in contracted backlog representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and

•	$1.2 billion of awarded projects, representing projects in development for which we do not have signed contracts.
Energy assets in development were $518 million or 258MWe.

Project updates in the second quarter of 2019:

•	Ameresco completed a 10MWe distributed energy security ESPC project at Marine Corps Recruit Depot Parris Island

•	Ameresco completed a solar array with NASA at Goddard Space Flight Center’s Wallops Flight Facility

•	Ameresco completed the installation of a 2MW solar energy generation project for the University of Minnesota and advanced their goal to reduce emissions by 50% by 2020

Owned Energy Asset updates in the second quarter of 2019:

•	Ribbon cutting for historic Phoenix RNG plant (biogas-to-renewable natural gas facility - largest in the US)

•	Ribbon cutting to celebrate the completion of Sutter Santa Rosa Regional Hospital - 1.6MW solar energy generation project with Ameresco

•	Ribbon cutting announcing the construction of solar array on closed landfill in Westport, MA - source of renewable energy and revenue for the town

Summary and Outlook
First half performance was in line with the Company’s expectations and represented effective execution in smart energy solutions and expanded recurring revenue from its energy asset portfolio and O&M operations. Ameresco ended the first half of 2019 with a substantial contracted backlog and large energy asset development pipeline, which support Company expectations for strong second half 2019 revenue and earnings comparisons and accelerated growth entering 2020.

Based on year-to-date performance and visibility into the remainder of 2019, the Company reaffirms its 2019 guidance for net income per diluted share of $0.77 to $0.85 and adjusted EBITDA of $95 million to $103 million. Ameresco also reaffirms total revenue guidance of $845 million to $885 million. This guidance excludes the impact of any non-controlling interest activity, restructuring activities, deconsolidation of a variable interest entity, as well as any related tax impact. Also 2019 guidance does not assume any benefit from IRC Section 179D deductions, which in 2018 provided a benefit of $5.8 million, and have since expired.

Conference Call/Webcast Information
The Company will host a conference call today at 8:30 a.m. ET to discuss results. The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 6139208)

•	International Participants: Dial 1-224-357-2393 (Access Code: 6139208)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 8, 2019. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,343	$61,397
Restricted cash	13,530	16,880
Accounts receivable, net	109,332	85,985
Accounts receivable retainage, net	15,383	13,516
Costs and estimated earnings in excess of billings	120,686	86,842
Inventory, net	9,219	7,765
Prepaid expenses and other current assets	16,717	11,571
Income tax receivable	1,622	5,296
Project development costs	23,849	21,717
Total current assets	348,681	310,969
Federal ESPC receivable	133,850	293,998
Property and equipment, net	7,871	6,985
Energy assets, net	492,681	459,952
Goodwill	58,129	58,332
Intangible assets, net	2,052	2,004
Operating lease assets	32,051	—
Other assets	34,579	29,394
Total assets	$1,109,894	$1,161,634

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$54,351	$26,890
Accounts payable	117,188	134,330
Accrued expenses and other current liabilities	29,259	35,947
Current portion of operating lease liabilities	5,807	—
Billings in excess of cost and estimated earnings	24,380	24,363
Income taxes payable	138	1,100
Total current liabilities	231,123	222,630
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	224,025	219,162
Federal ESPC liabilities	163,856	288,047
Deferred income taxes, net	3,677	4,352
Deferred grant income	6,361	6,637
Long-term portions of operating lease liabilities	28,308	—
Other liabilities	30,179	29,212

Redeemable non-controlling interests	32,037	14,719

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 30,503,934 shares issued and 28,412,894 shares outstanding at June 30, 2019, 30,366,546 shares issued and 28,275,506 shares outstanding at December 31, 2018	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2019 and December 31, 2018	2	2
Additional paid-in capital	126,693	124,651
Retained earnings	283,386	269,806
Accumulated other comprehensive loss, net	(8,118)	(5,949)

	June 30,	December 31,
	2019	2018
Treasury stock, at cost, 2,091,040 shares at June 30, 2019 and December 31, 2018	(11,638)	(11,638)
Total stockholders' equity	390,328	376,875
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,109,894	$1,161,634

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$198,183	$196,982	$348,295	$364,392
Cost of revenues	155,044	154,206	272,524	286,143
Gross profit	43,139	42,776	75,771	78,249
Selling, general and administrative expenses	30,082	28,801	56,165	56,005
Operating income	13,057	13,975	19,606	22,244
Other expenses, net	3,746	3,966	7,167	7,510
Income before provision (benefit) for income taxes	9,311	10,009	12,439	14,734
Income tax provision (benefit)	804	1,307	1,061	(1,472)
Net income	8,507	8,702	11,378	16,206
Net loss (income) attributable to redeemable non-controlling interests	709	—	1,985	(516)
Net income attributable to common shareholders	$9,216	$8,702	$13,363	$15,690
Net income per share attributable to common shareholders:
Basic	$0.20	$0.19	$0.29	$0.35
Diluted	$0.19	$0.19	$0.28	$0.34
Weighted average common shares outstanding:
Basic	46,387	45,470	46,340	45,469
Diluted	47,681	46,406	47,666	46,272

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$11,378	$16,206
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	17,495	12,946
Depreciation of property and equipment	1,351	1,072
Amortization of debt issuance costs	1,218	838
Amortization of intangible assets	457	502
Accretion of ARO and contingent consideration	62	—
Provision for bad debts	124	303
Gain on deconsolidation of VIE	(2,160)	—
Net gain from derivatives	(888)	(63)
Stock-based compensation expense	782	747
Deferred income taxes	152	9,174
Unrealized foreign exchange loss	10	900
Changes in operating assets and liabilities:
Accounts receivable	(22,744)	(23,750)
Accounts receivable retainage	(1,784)	2,704
Federal ESPC receivable	(61,849)	(69,276)
Inventory, net	(1,454)	(125)
Costs and estimated earnings in excess of billings	(18,848)	29,824
Prepaid expenses and other current assets	(5,199)	3,490
Project development costs	(1,703)	(5,331)
Other assets	(1,005)	(1,380)
Accounts payable, accrued expenses and other current liabilities	(26,560)	(24,365)
Billings in excess of cost and estimated earnings	(664)	(1,421)
Other liabilities	(137)	508
Income taxes payable	2,712	(10,640)
Cash flows used in operating activities	(109,254)	(57,137)
Cash flows from investing activities:
Purchases of property and equipment	(2,810)	(2,056)
Purchases of energy assets	(46,466)	(58,341)
Acquisitions, net of cash received	(1,279)	(1,900)
Contributions to equity investment	(191)	—
Cash flows used in investing activities	(50,746)	(62,297)
Cash flows from financing activities:
Payments of financing fees	(447)	(2,285)
Proceeds from exercises of options and ESPP	1,260	2,314
Repurchase of common stock	—	(1,772)
Proceeds for senior secured credit facility, net	41,365	6,100
Proceeds from long-term debt financings	2,742	58,634
Proceeds from Federal ESPC projects	82,787	69,664
Proceeds for energy assets from Federal ESPC	1,842	690
Contributions from redeemable non-controlling interests, net of distributions	19,301	1,468
Payments on long-term debt	(13,187)	(10,776)
Cash flows from financing activities	135,663	124,037
Effect of exchange rate changes on cash	100	(231)
Net (decrease) increase in cash, cash equivalents and restricted cash	(24,237)	4,372
Cash, cash equivalents and restricted cash, beginning of period	97,914	60,105
Cash, cash equivalents and restricted cash, end of period	$73,677	$64,477

Non-GAAP Financial Measures (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$9,216	$8,702	$13,363	$15,690
Impact from redeemable non-controlling interests	(709)	—	(1,985)	516
Plus: Income tax provision (benefit)	804	1,307	1,061	(1,472)
Plus: Other expenses, net	3,746	3,966	7,167	7,510
Plus: Depreciation and amortization of intangible assets	10,064	7,413	19,303	14,520
Plus: Stock-based compensation	397	392	782	747
Plus: Restructuring and other charges	92	(352)	241	(320)
Less: Gain on deconsolidation of VIE	—	—	(2,160)	—
Adjusted EBITDA	$23,610	$21,428	$37,772	$37,191
Adjusted EBITDA margin	11.9%	10.9%	10.8%	10.2%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$9,216	$8,702	$13,363	$15,690
Impact from redeemable non-controlling interests	(709)	—	(1,985)	516
Plus: Restructuring and other charges	92	(352)	241	(320)
Less: Gain on deconsolidation of VIE	—	—	(2,160)	—
Less: Income tax effect of non-GAAP adjustments	—	—	—	(27)
Non-GAAP net income	$8,599	$8,350	$9,459	$15,859

Diluted net income per common share	$0.19	$0.19	$0.28	$0.34
Effect of adjustments to net income	(0.01)	(0.01)	(0.08)	—
Non-GAAP EPS	$0.18	$0.18	$0.20	$0.34

Adjusted cash from operations:
Cash flows from operating activities	$(51,160)	$(20,062)	$(109,254)	$(57,137)
Plus: proceeds from Federal ESPC projects	43,189	33,083	82,787	69,664
Adjusted cash from operations	$(7,971)	$13,021	$(26,467)	$12,527

	Three Months Ended June 30,
	2019	2018
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,236,500	$1,298,500
Fully-contracted	788,700	679,100
Total construction backlog	$2,025,200	$1,977,600

Energy assets in development(2)	$518,000	$285,900

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$167,000	$221,800	$281,000	$356,800
New awards(1)	$121,000	$227,300	$276,000	$456,300
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2019
	Low	High
Operating income	$61,000	$67,000
Depreciation and amortization of intangible assets	35,000	36,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	(2,000)	(2,000)
Adjusted EBITDA	$95,000	$103,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a variable interest entity ("VIE"). We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a VIE. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, gain upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.